Company Contact:	Investor Relations
HearUSA, Inc.	Scott Liolios or Ron Both
Stephen J. Hansbrough	Liolios Group, Inc.
Chairman and CEO	Email: info@liolios.com
Tel 561-478-8770, ext 132	Tel 949-574-3860

HearUSA Reports Fourth Quarter and Fiscal 2009 Results

Q4 2009 Revenue up 5% Year-over-Year to $21.7 Million; Annual Revenue of $88.9 Million and Net Income of $0.03 Per Share

West Palm Beach, Fla. -- March 25, 2010 -- HearUSA, Inc. (NYSE Amex: EAR), a leader among the nation’s hearing care providers, reported financial results for the fourth quarter and year ended December 26, 2009.

Financial Results for Fourth Quarter 2009

In the fourth quarter 2009, net revenues increased 5% to $21.7 million from $20.7 million in the fourth quarter of 2008 and were unchanged from the previous quarter. The 5% quarterly year-over-year increase was comprised of a 2.3% increase in organic revenue, a 1.4% increase attributable to centers acquired over the last 12 months and approximately $284,000 in contracted transition services provided to the acquirer of the Canadian operations.

The loss from continuing operations totaled $315,000 in the fourth quarter of 2009, compared to a loss of $3.5 million in the fourth quarter of 2008 and income of $502,000 in the previous quarter. The loss (income) from continuing operations excludes the operating results of the company’s former Canadian operations for all periods, and includes AARP program related costs of $258,000 in the fourth quarter of 2009, $152,000 in the fourth quarter of 2008, and $189,000 in the third quarter of 2009. AARP costs in 2008 include the benefit of a $981,000 gain on the restructuring of the AARP contract.

Net loss attributable to common stockholders was $172,000 or $0.00 per basic and diluted share in the fourth quarter of 2009, as compared to a net loss of $2.8 million or $(0.07) per basic and diluted share in the same year-ago period and to net income of $713,000 or $0.02 per basic and diluted share in the third quarter of 2009. Net income attributable to common shareholders included income from discontinued operations of $292,000 or $0.01 per basic and diluted share in the fourth quarter of 2009, $800,000 or $0.02 per basic and diluted share in the fourth quarter of 2008, and $427,000 or $0.01 per basic and diluted share in the third quarter of 2009.

Financial Results for Fiscal 2009

For the full year 2009, net revenues totaled $88.9 million, a decrease of 7% from $95.3 million in 2008. The 7% decrease was comprised of an 11% decrease in organic revenue, partially offset by a 3% increase attributable to centers acquired over the last 12 months and approximately $756,000 in contracted transition services provided to the acquirer of the Canadian operations.

Income from continuing operations totaled $96,000 in 2009, compared to a loss of $5.1 million in 2008. Income from continuing operations excludes the operating results of the company’s former Canadian operations for all periods and includes AARP program related costs of $679,000 in 2009 and $582,000 in 2008.

Net income attributable to common stockholders was $1.4 million or $0.03 per basic and diluted share in 2009, compared to a net loss of $3.3 million or $(0.09) per basic and diluted share in 2008. Net income attributable to common shareholders included income from discontinued operations of $2.0 million or $0.04 per basic and diluted share in 2009 and $3.2 million or $0.08 per basic and diluted share in 2008.

The company made three acquisitions in 2009, with aggregate estimated trailing 12 month revenues of $2.9 million at the time of acquisition.

Management Commentary

"We are very pleased to report our first profitable year,” said Stephen J. Hansbrough, HearUSA's chairman and CEO. "As we move through 2010, we are confident the steps we took in 2009 to control costs and prepare for growth have positioned us well to execute our strategic plan. We are excited about the continuing rollout of the AARP hearing care program and the expansion of our network nationwide.”

Conference Call

HearUSA will hold a conference call tomorrow, March 26, 2010, to discuss its fourth quarter and fiscal year 2009 financial results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID: 7HEARUSA.

Date: Friday, March 26, 2010
Time: 10:30 a.m. Eastern time (7:30 a.m. Pacific time)
Domestic callers: 1-800-862-9098
International callers: 1-785-424-1051
Conference ID#: 7HEARUSA

A Web simulcast and replay will be available via the investor relations section of the company’s website at www.hearusa.com.

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available later that evening and will be accessible until April 9, 2010:

Toll-free replay number: 1-800-839-1247
International replay number: 1-402-220-0470
(No passcode required)

About HearUSA

HearUSA is the recognized leader in hearing care for the nation's top managed care organizations through its 180 company-owned centers and network of more than 2,000 hearing care providers. HearUSA is the nation's only hearing care provider accredited by URAC, an independent, nonprofit health care accrediting organization dedicated to promoting health care quality through accreditation, certification and commendation. HearUSA is also the administrator of the AARP Hearing Care program, designed to help millions of Americans aged 50+ who have untreated hearing loss. For more information about HearUSA visit www.hearusa.com, or go to www.hearingshop.com for a wide selection of hearing related products available for purchase online.

HEARUSA, Inc.
Consolidated Statements of Operations
	Year Ended	Year Ended
	December 26, 2009	December 27, 2008
	(Dollars in thousands,)
Net revenues
Hearing aids and other products	$81,086	$88,306
Services	7,848	6,991
Total net revenues	88,934	95,297

Operating costs and expenses
Hearing aids and other products	20,224	23,792
Services	1,733	2,116
Total cost of products sold and services excluding depreciation and amortization	21,957	25,908

Center operating expenses	44,152	51,365
General and administrative expenses	15,421	15,148
Depreciation and amortization	2,317	2,486
Total operating costs and expenses	83,847	94,907
Income from operations	5,087	390
Non-operating income (expenses)	-	-
Gain on foreign exchange	585	-
Gain on restructuring of contract	-	981
Gain on insurance settlement	68	-
Interest income	27	42
Interest expense	(4,791)	(5,678)
Income (loss) from continuing operations before income tax expense	976	(4,265)
Income tax expense	(880)	(832)
Income (loss) from continuing operations	96	(5,097)
Discontinued operations attributable to HearUSA, Inc
Income from discontinued operations, net of income tax expense (benefit) of $ (261) and $295	1,031	3,156
Gain on sale of discontinued operations, net of income tax expense of $1,236	931	-
Income from discontinued operations	1,962	3,156
Net income (loss)	2,058	(1,941)

Net income attributable to noncontrolling interest	(544)	(1,260)
Net income (loss) attributable to HearUSA, Inc.	1,514	(3,201)
Dividends on preferred stock	(136)	(139)
Net income (loss) attributable to HearUSA, Inc. common stockholders	$1,378	$(3,340)
Loss from continuing operations attributable to HearUSA, Inc. common stockholders per common share – basic and diluted	$(0.01)	$(0.17)

Net income (loss) attributable to HearUSA, Inc. common stockholders per common share – basic and diluted	$0.03	$(0.09)

Weighted average number of shares of common stock outstanding – basic and diluted	44,838	38,635

Amounts Attributable to HearUSA, Inc. common stockholders:

Income (loss) from continuing operations, net of tax	$(448)	$(6,357)
Discontinued operations, net of tax	$1,962	$3,156

Net income (loss)	1,514	(3,201)

HEARUSA, Inc.
Consolidated Balance Sheets

ASSETS	December 26, 2009	December 27, 2008
	(Dollars in thousands)
Current assets
Cash and cash equivalents	$7,037	$3,553
Short-term marketable securities	4,106	-
Accounts and notes receivable, less allowance for
doubtful accounts of $616 and $506	5,554	7,371
Inventories	1,844	1,682
Prepaid expenses and other	464	502
Total current assets	19,005	13,108
Property and equipment, net	4,021	4,876
Goodwill	51,495	65,953
Intangible assets, net	12,816	15,630
Deposits and other	731	810
Restricted cash and cash equivalents	3,245	224
Total Assets	$91,313	$100,601

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,070	$5,011
Accrued expenses	2,253	3,208
Accrued salaries and other compensation	3,520	3,713
Current maturities of long-term debt	5,983	6,915
Income taxes payable	1,974	-
Dividends payable	35	34
Total current liabilities	20,835	18,881
Long-term debt	36,139	49,099
Deferred income taxes	7,335	7,284
Total long-term liabilities	43,474	56,383
Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	-	-
Series J (233 shares outstanding)	-	-
Total preferred stock	-	-

Common stock: $.10 par; 75,000,000 shares authorized 45,381,750 and 44,828,384 shares issued	4,538	4,483
Additional paid-in capital	137,863	136,924
Accumulated deficit	(114,982)	(116,360)
Accumulated other comprehensive income	-	1,249
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total HearUSA, Inc. Stockholders’ Equity	24,934	23,811
Noncontrolling interest	2,070	1,526
Total Stockholders’ equity	27,004	25,337
Total Liabilities and Stockholders’ Equity	$91,313	$100,601